UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2014

VWR FUNDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-124100	56-2445503
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Radnor Corporate Center

Building One, Suite 200

100 Matsonford Road

Radnor, Pennsylvania 19087

(Address of Principal executive offices, including Zip Code)

(610) 386-1700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Termination of Amended and Restated Management Services Agreement

On October 7, 2014, in connection with the closing of the initial public offering (the “IPO”) of VWR Corporation (“VWR Corp”), VWR Funding, Inc. (“VWR Funding”) entered into the termination agreement (the “Termination Agreement”) with Madison Dearborn Partners V-B, L.P., a Delaware limited partnership (“MDP V-B”) and Avista Capital Holdings, L.P., a Delaware limited partnership (“Avista”, together with MDP-V-B, the “Sponsors”). Pursuant to the Termination Agreement, the Amended and Restated Management Services Agreement was terminated on October 7, 2014 effective upon the closing of the IPO and for no additional consideration.

The foregoing is only a summary of the material terms of the Termination Agreement, and is qualified in its entirety by reference to the Termination Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Income Tax Receivable Agreement

On October 7, 2014, in connection with the closing of the IPO, VWR Corp entered into an income tax receivable agreement (the “Income Tax Receivable Agreement”) with Varietal Distribution Holdings, LLC (“VWR Holdings”). VWR Corp distributed to VWR Holdings the right to receive payment from VWR Corp of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax that VWR Corp and its subsidiaries actually realize (or are deemed to realize in the case of a change of control, certain subsidiary dispositions or certain other events, as discussed below) as a result of the utilization of VWR Corp and its subsidiaries’ net operating losses attributable to periods prior to the closing of the IPO.

For purposes of the Income Tax Receivable Agreement, cash savings in income tax will be computed by reference to the reduction in the liability for income taxes resulting from the utilization of the tax benefits subject to the Income Tax Receivable Agreement. The term of the Income Tax Receivable Agreement will commence upon consummation of the IPO and will continue until all relevant tax benefits have been utilized or have expired. VWR Holdings will not reimburse VWR Corp for any payments previously made if such tax benefits are subsequently disallowed (although future payments would be adjusted to the extent possible to reflect the result of such disallowance). As a result, in such circumstances VWR Corp could make payments under the Income Tax Receivable Agreement that are greater than VWR Corp’s actual cash tax savings.

While the actual amount and timing of any payments under the Income Tax Receivable Agreement will vary depending upon a number of factors, including the amount and timing of the taxable income VWR Corp and its subsidiaries generate in the future, and VWR Corp’s and its subsidiaries’ use of net operating loss carryforwards, VWR Corp expects that during the term of the Income Tax Receivable Agreement the payments that it may make could be material. Assuming no material changes in the relevant tax law and that VWR Corp and its subsidiaries earn sufficient taxable income to realize the full tax benefits subject to the Income Tax Receivable Agreement, VWR Corp would expect that future payments under the Income Tax Receivable Agreement will aggregate to approximately $172.0 million.

If VWR Corp undergoes a change of control, the Income Tax Receivable Agreement will terminate and VWR Corp will be required to make a payment equal to the present value (at a discount rate of LIBOR plus 1.00%) of anticipated future payments under the Income Tax Receivable Agreement, which payment would be based on certain assumptions, including those relating to VWR Corp and its subsidiaries’ future taxable income, and may therefore significantly exceed the actual tax benefits VWR Corp ultimately realize from its net operating losses and those of its subsidiaries. Additionally, if VWR Corp sells or otherwise disposes of any of its subsidiaries in a transaction that is not a change of control, VWR Corp will be required to make a payment equal to the present value of future payments under the Income Tax Receivable Agreement attributable to the tax benefits of such subsidiary that is sold or disposed of, applying the assumptions described above, which may also result in a payment significantly in excess of the actual tax benefits we ultimately realize from its net operating losses and those of its subsidiaries.

The Income Tax Receivable Agreement provides that in the event that VWR Corp breaches any of its material obligations under it, whether as a result of VWR Corp’s failure to make any payment when due (subject to a specified cure period), failure to honor any other material obligation under it or by operation of law as a result of the rejection of it in a case commenced under the United States Bankruptcy Code or otherwise, then all its payment and other obligations under the Income Tax Receivable Agreement will be accelerated and will become due and payable applying the same assumptions described above. Such payments could significantly exceed VWR Corp’s actual cash tax savings that have been or will be realized.

Because VWR Corp is a holding company with no operations of its own, its ability to make payments under the Income Tax Receivable Agreement is dependent on the ability of VWR Funding and its subsidiaries to make distributions to it. The agreements governing the indebtedness of VWR Funding impose restrictions on its ability to make distributions to VWR Corp, which could affect its ability to make payments under the Income Tax Receivable Agreement. To the extent that VWR Corp is unable to make payments under the Income Tax Receivable Agreement for any reason, such payments will be deferred and will accrue interest at a rate of LIBOR plus 3.00% per annum until paid. VWR Corp agrees under the Income Tax Receivable Agreement not to incur, and not to permit any of its subsidiaries to incur, any new restrictions that limit its ability to make payments under such agreement or the ability of its subsidiaries to make payments to VWR Corp for that purpose.

The foregoing is only a summary of the material terms of the Income Tax Receivable Agreement, and is qualified in its entirety by reference to the Form of Income Tax Receivable Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Upon the closing of the IPO, VWR Funding intends to amend its notice of redemption initially posted on September 17, 2014 to holders of its 10.75% Senior Subordinated Notes due 2017 (the “Notes”) declaring that VWR Funding will redeem $502.0 million in aggregate principal amount of the Notes on October 17, 2014 (the “Redemption Date”), using proceeds from the completion of the IPO of VWR Funding’s indirect parent company, VWR Corp. The IPO closed on October 7, 2014.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Grants of Options

On October 1, 2014, in connection with the pricing of the IPO, VWR Corp granted time-vesting stock options under the VWR Corporation 2014 Equity Incentive Plan to the following named executive officers in the following amounts:

Name	Stock Options
Manuel Brocke-Benz	450,000
Gregory L. Cowan	148,500
Peter Schuele	117,000
Theodore C. Pulkownik	117,000
Mark McLoughlin	117,000

The stock options are unvested as of the date of grant, and will vest over five years, with 40 percent vesting on the second anniversary of the date of grant and five percent vesting quarterly thereafter, subject to the recipient continuously providing services to VWR Corp through each such date. The stock options have a seven-year term, and the exercise price of the stock options is the initial public offering price of $21.00. Any unvested stock options will be forfeited upon any termination of the recipient, and will fully vest upon a change-in-control provided that the recipient has not been terminated prior to such change-in-control.

The foregoing is only a summary of the material terms of the stock option agreements, and is qualified in its entirety by reference to the form of stock option agreements, which is filed herewith as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Indemnification Agreements

On or about October 7, 2014, VWR Corp entered into indemnification agreements with its directors and executive officers in connection with the closing of the IPO. These agreements will require VWR Corp to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to VWR Corp, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

These indemnification rights are not exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the amended and restated certificate of incorporation, the amended and restated by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

The foregoing is only a summary of the material terms of the indemnification agreements, and is qualified in its entirety by reference to the form of indemnification agreement, which is filed herewith as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Termination Agreement by and among VWR Funding, Inc., Madison Dearborn Partners V-B, L.P. and Avista Capital Holdings, L.P.

10.2	Income Tax Receivable Agreement by and between VWR Corporation and Varietal Distribution Holdings, LLC (incorporated by reference to Exhibit 10.4 to VWR Corporation’s Form 8-K filed with the SEC on October 7, 2014)

10.3	Form of Nonqualified Stock Option Agreement pursuant to the VWR Corporation 2014 Equity Incentive Plan (incorporated by reference to Exhibit 10.57 to VWR Corporation’s Amendment No. 3 to the Registration Statement filed with the SEC on September 17, 2014)

10.4	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.52 to VWR Corporation’s Amendment No. 3 to the Registration Statement filed with the SEC on September 17, 2014)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VWR Funding, Inc.

Date: October 7, 2014	By:	/s/ Douglas J. Pitts

	Name:	Douglas J. Pitts
	Title:	Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Termination Agreement by and among VWR Funding, Inc., Madison Dearborn Partners V-B, L.P. and Avista Capital Holdings, L.P.

10.2	Income Tax Receivable Agreement by and between VWR Corporation and Varietal Distribution Holdings, LLC (incorporated by reference to Exhibit 10.4 to VWR Corporation’s Form 8-K filed with the SEC on October 7, 2014)

10.3	Form of Nonqualified Stock Option Agreement pursuant to the VWR Corporation 2014 Equity Incentive Plan (incorporated by reference to Exhibit 10.57 to VWR Corporation’s Amendment No. 3 to the Registration Statement filed with the SEC on September 17, 2014)

10.4	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.52 to VWR Corporation’s Amendment No. 3 to the Registration Statement filed with the SEC on September 17, 2014)